SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report:  April 29, 1999

                  BRUSH CREEK MINING AND DEVELOPMENT CO., INC.
               (Exact Name of Company as specified in its charter)

NEVADA                               000-12761                      88-0180496
(State of Incorporation)        (Commission file No.)             (IRS Employer
                                                                    ID Number)

              970 E. Main Street, Suite 200, Grass Valley, CA 95945
                         (Address of Principal Offices)

                   Company's telephone number: (916)-477-5961

ITEM 5.  REVERSE STOCK SPLIT.

         On April 13, 1999, the Company effected a one-for-twelve reverse stock split ("Reverse Split") of the Company's Common Stock. Prior to the Reverse Split, the Company had a total of 10,000,000 authorized shares of Common Stock, having a par value of $.001 per share. After the Reverse Split, the Company still had authorized 10,000,000 shares of Common Stock having a par value of $.001 per share. As a result of the Reverse Split, the Company issued one (1) share of Common Stock in exchange for every twelve (12) shares of Common Stock issued and outstanding immediately prior to the effective date of the Reverse Split. There was no provision pursuant to which only money was paid or scrip was issued to stockholders of the Company who were otherwise entitled to a fractional share by reason of the Reverse Split. Each fractional share created as a result of the Reverse Split was rounded up to the nearest whole share of Common Stock. The approval of the stockholders of the Company was not required for the Reverse Split.

         EXHIBIT 10.1  Certificate of Reverse Stock Split dated April 13, 1999.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                 Brush Creek Mining and Development Co., Inc.

Date:    April 29, 1999

                                 By:      /S/ JEFFERSON A. BOOTES
                                 -----------------------------------------------
                                         Jefferson A. Bootes, President

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EXHIBIT INDEX

EXHIBIT     DESCRIPTION
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 10.1       Certificate of Reverse Stock Split dated April 13, 1999